UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

MEDIANET GROUP TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601
Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers; Compensation Arrangements of Principal Officers

On June 7, 2011, MediaNet Group Technologies, Inc. (the “Company”) appointed Alessandro Annoscia to be its Chief Operating Officer effective July 1, 2011.

Prior to his appointment, Mr. Annoscia, age 47, was the Chief Operating Officer of Pointgrow, Inc. assisting Groupon GBMH in the expansion of their Asian operations, specifically in Japan and China where he assumed the role of Vice President International and Sales Director E-Commerce Team Beijing. During 2009 and 2010, Mr. Annoscia was Chief Operating Officer for Rackup.com a startup company in Los Altos California engaged marketing gift cards and other prepaid services. During 2008 and 2009, he was Vice President, Sales and Delivery for Visionaria Americas in Mexico City a startup focused on small business accelerator services. From 1993 to 2008, Mr. Annoscia rose through the ranks of Microsoft Corporation to become the Senior Director, Global Sales Excellence.

In connection with his appointment as Chief Operating Officer, Mr. Annoscia entered into an employment agreement (the “Employment Agreement”) with the Company, which has an initial term of four years, with successive one-year renewals, and provides for a base salary of $180,000. In addition, MediaNet may pay additional salary from time to time, and award bonuses in cash, stock or stock options or other property and services.  Pursuant to a Non-Qualified Stock Option Agreement (the “Option Agreement”), Mr. Annoscia will receive options to purchase a minimum of eight million common shares of the Company. Five hundred thousand of the option shares will vest on September 30, 2011 and the remaining seven million five hundred thousand shares will vest equally at the rate of 500,000 shares per quarter at the end of each subsequent quarter thereafter for so long as his agreement remains in effect.

Mr. Annoscia will be entitled to six months’ severance pay, plus any accrued base and incentive pay, in the event that he is terminated without cause.  Mr. Annoscia will be restricted from competing with the Company during the course of his employment and for a period of two years after his employment has been terminated.

The foregoing description of the Employment Agreement and the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement and Option Agreement attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, which are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

Exhibits

Number	Description

10.1	Employment Agreement, dated effective as of July 1, 2011, between MediaNet Group Technologies, Inc. and Alessandro Annoscia.
10.2	Non-Qualified Stock Option Agreement dated as of July 1, 2011, between MediaNet Group Technologies, Inc. and Alessandro Annoscia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaNet Group Technologies, Inc.
(Registrant)

Date: June 9, 2011
	By:	/s/ Michael Hansen
Michael Hansen
Chief Executive Officer